Exhibit 23.7

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-3 and any amendment thereto (the “Form F-3”) of Barrick Gold Corporation, I, Steven Haggarty, hereby consent to the use of my name in connection with the references to the scientific and technical information relating to Barrick Gold Corporation’s mineral properties contained in or incorporated by reference on the Form F-3.

Date: August 14, 2015	By:	/s/ Steven Haggarty
Name: Steven Haggarty
Title: Senior Director, Metallurgy